UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2013

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Article V of the Certificate of Incorporation of Green Dot Corporation (the “Company”) provides that all issued and outstanding shares of the Company's Class B Common Stock (the “Class B Common Stock”) will be automatically converted into shares of the Company's Class A Common Stock (the “Class A Common Stock”) when the number of issued and outstanding shares of Class B Common Stock represents less than 10% of the aggregate number of issued and outstanding shares of the Class A Common Stock and Class B Common Stock.  As of August 28, 2013, the issued and outstanding shares of the Class B Common Stock represented less than 10% of the aggregate number of issued and outstanding shares of the Class A Common Stock and Class B Common Stock and, therefore, the issued and outstanding shares of the Class B Common Stock automatically converted into shares of the Class A Common Stock pursuant to the terms of this provision.
Following the automatic conversion described above, there is now only a single class of the Company's common stock outstanding, which is entitled to one vote per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ JOHN C. RICCI
John C. Ricci
General Counsel and Secretary
Date: August 30, 2013